UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 27, 2004

CUNO INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21109	06-1159240

(Commission File Number)	(IRS Employer Identification No.)

400 Research Parkway Meriden, Connecticut	06450

(Address of principal executive offices)	(Zip Code)

(203) 237-5541

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Forward Looking Information

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Also, we want to provide stockholders and investors with more meaningful and useful information and, therefore, this report may describe our beliefs regarding business conditions and the outlook for the Company, which reflects currently available information. These forward looking statements are subject to risks and uncertainties which, as described in the Company’s reports filed with the Securities and Exchange Commission, could cause the Company’s actual results or performance to differ materially from those expressed herein. The Company assumes no obligation to update the information contained in this report.

Information to be included in the Report

Item 12. Other Information

     On May 27, 2004 CUNO Incorporated held a public conference call with interested analysts and investors to discuss its recent agreement to acquire WTC Industries Inc. This public conference call was announced in a press release issued on May 26, 2004. The information attached as Exhibit 99.1 was available on our website and referred to in the press release and conference call.

Item 7. Financial Statements and Exhibits

(a) Not applicable.
(b) Not applicable
(c) Exhibits

99.1 Supplemental information pertaining to CUNO’s recent agreement to acquire WTC Industries Inc.

Item 9. Regulation FD Disclosure

Attached hereto as Exhibit 99.1 is supplemental information pertaining to CUNO’s recent agreement to acquire WTC Industries Inc.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date	May 27, 2004

CUNO Incorporated

By	/s/Mark G. Kachur

Mark G. Kachur Chairman of the Board of Directors, President and Chief Executive Officer

By	/s/ Frederick C. Flynn, Jr.

Frederick C. Flynn, Jr. Senior Vice President - Finance and Administration, Chief Financial Officer, and Assistant Secretary

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CUNO INCORPORATED

EXHIBIT INDEX

Exhibit Number	Description
99.1	Supplemental information pertaining to CUNO’s recent agreement to acquire WTC Industries Inc.

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